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Exhibit No. 6
Form 10-SB
Transform Pack International, Inc.

                    NON-STATUTORY STOCK OPTION
                             AGREEMENT

THIS AGREEMENT, is entered into and effective as of this 29th day of February, 2000 (the "Date of Grant"), by and between Transform Pack International Inc. (TFP Int'l Inc.). and Nathalie Cormier (the "Optionee").

      A. TFP Int'l Inc. by action of its Board of Directors has authorized the Officers of TFP Intl Inc. to grant non-statutory stock options to certain non-employee consultants, key employees of TFP. Int'l Inc. and independent contractors of TFP Int'l Inc.,

      B. TFP Int'l Inc. desires to give the Optionee an inducement to acquire a proprietary interest in TFP Int'l Inc. and an added incentive to advance the interest of TFP Int'l Inc. by granting to the Optionee an option to purchase shares of common stock of TFP Int'l Inc.

     Accordingly, the Parties agree as follows:

     1    GRANT OPTION

      TFP  Int'l  Inc.  hereby grants to the Optionee  the  right,
privilege,  and  option  (the "Option")  to       purchase  40,000
shares of TFP Int'l Inc,, $0.004 par value, according to the terms and subject to the conditions hereinafter set forth. The Option
is not intended to be an "Incentive     Stock Option".

     2.   OPTION EXERCISE PRICE

      The per share price to be paid by the Optionee in the event of an exercise of the Option will be $0.50 USD.

     3.   DURATION OF OPTION AND TIME OF EXERCISE

      The Option is exercisable by Optionee at any time after Date of Grant to 3 years thereafter.
     transform pack

     4.   MANNER OF OPTION EXERCISE

      This Option may be exercised by Optionee, in whole or part, from time to time, by delivery to TFP Int'l Inc,, in person. by facsimile or by mail, at its principal office, of a written notice of exercise, specifying the number of shares to which the Option is exercised, to be accompanied by payment in full for total purchase price of the Option shares purchased.

     5.   RIGHTS OF OPTIONEE

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     This Option shall not entitle the Holder to any voting rights
or  other rights as a shareholder   of TFP Int'l Inc. until  after
the exercise of this Option or any portion thereof, and then only as to that portion to which the Option is exercised.

     6.   ASSIGNABILITY

      Subject to applicable provision' of the Securities Law, this Option and all rights hereunder are transferable, in whole or in part, at the principal office of TFP Int'l Inc. by the Holder hereof in person or by duly authorized attorney, upon surrender of
this Option, properly    endorsed.

     7.   MISCELLANEOUS

          7.1  Binding Effect

      This  agreement  shall insure to, and be binding  upon,  the
heirs.  executors, administrators and    successors of the parties
to this
     Agreement.

          7.2  Governing Low

      This Agreement and all rights and obligations under this Agreement will be governed by the laws of the State of Minnesota, USA. Any legal proceeding related to this agreement will be brought in an appropriate Minnesota, USA court, and the parties hereto consent to the exclusive jurisdiction of that court for this purpose.

      IN WITNESSETH WHEREOF, the parties have executed this Agreement the day and year first above written.

                         TRANSFORM PACK INTERNATIONAL INC.

                         By /s/    Hans Meier, President

                              /s/ Nathalie Cormier, Optionee

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